UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2025

ENVIROTECH VEHICLES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7510 Ardmore Street
Houston, TX 77054
(Address of principal executive offices) (Zip Code)

(870) 970-3355
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.00001 par value	EVTV	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Envirotech Vehicles, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission on November 5, 2024 (the “Initial Form 8-K”), the Company entered into a Membership Interest Purchase Agreement, dated October 30, 2024 (the “Purchase Agreement”), with Maddox Industries, LLC, a Puerto Rico limited liability company (“Maddox Industries”), and Jason Maddox, the sole member of Maddox Industries (the “Seller”), pursuant to which, subject to the terms and conditions of the Purchase Agreement, the Company purchased from the Seller all of the issued and outstanding membership interests (the “Purchased Interests”) in Maddox Industries (the “Maddox Acquisition”). The Maddox Acquisition closed on December 18, 2024 (the “Closing”). A copy of the Purchase Agreement was filed as Exhibit 2.1 to the Initial Form 8-K.

As partial consideration for the Purchased Interests, the Seller was eligible, during the six-month period following the Closing (the “Earnout Period”), to receive up to six monthly cash payments in an aggregate amount of up to $1 million (each such monthly payment, an “Earnout Payment”) in accordance with the terms of the Purchase Agreement. The Earnout Payment payable to the Seller for each calendar month during the Earnout Period, if any, was equal to the aggregate amount of gross revenue received by Maddox Industries in respect of any Closing Receivable (as defined in the Purchase Agreement) during such calendar month, provided that all Earnout Payments payable by the Company to Seller under the Purchase Agreement may not exceed $1 million.

On October 20, 2025, the Company and the Seller agreed to amend the Purchase Agreement to extend the Earnout Period to June 17, 2026 (the “Extended Earnout Period”). Any Earnout Payment during the Extended Earnout Period is otherwise subject to the same terms and conditions set forth in the Purchase Agreement.

Jason Maddox has served as a director of the Company since August 6, 2025, the Interim Chief Financial Officer of the Company since January 21, 2025, the President of the Company since October 16, 2024, the Chief Executive Officer of Maddox Defense, Inc. (“Maddox Defense”) since June 2008 and the Chief Executive Officer of Maddox Industries from January 2021 until the closing the Maddox Acquisition.

Maddox Industries is a party to a Manufacturing Agreement, dated September 9, 2024, with Maddox Defense, pursuant to which Maddox Industries manufactures medical gowns for sale by Maddox Defense and its affiliates. The Company is also a party to a three-year sublease arrangement with Maddox Defense (with renewal options) to lease a facility in Houston, Texas for its medical supplies operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Dated: October 24, 2025	By:	/s/ Phillip W. Oldridge
Phillip W. Oldridge
Chief Executive Officer